Exhibit 99.1

Press Release	Source: DG Systems, Inc.

DG Systems Completes Merger with FastChannel Network

Wednesday May 31, 5:43 pm ET

DALLAS—(BUSINESS WIRE)—May 31, 2006—DG Systems, Inc. (Nasdaq: DGIT):

•                  Merged Company Renamed DG FastChannel

•                  Creates Advertising and Digital Media Distribution Services Industry Leader with Unrivalled Network Footprint

•                  $2 Million of Operational/Cost Synergies Already Have Been Implemented

DG Systems, Inc. (Nasdaq: DGIT), the leading provider of digital media distribution services to the advertising and broadcast industries, announced today that its merger with privately-held FastChannel Network, Inc. was completed. The merger is valued at approximately $37.5 million, inclusive of approximately $8.5 million of FastChannel debt. The new company will be known as “DG FastChannel” and trade under the symbol “DGITD” on the Nasdaq National market; the Company’s stock symbol will revert to “DGIT” on June 27, 2006.

DG FastChannel provides integrated digital advertising services to thousands of advertisers, agencies, newspaper publishers and television and radio broadcasters. These services include: advertising distribution capabilities for television, radio, and print; online business intelligence offerings and searchable database of television advertisements; digital asset management tools for archiving and collaboration; and media intelligence offerings, which include broadcast verification. On a combined basis, DG FastChannel generated 2005 revenue of $83.3 million.

DG FastChannel presents the advertising industry with a best of breed, unified service platform with unparalleled capabilities combined with the industry’s only network capable of handling complex, sizable HD spots to virtually every relevant media outlet. The combined company’s digital delivery network has unequaled reach in the United States and Canada including nearly 100% of all television stations, television and cable networks, cable systems and radio stations. The Company’s media network also includes nearly 7,000 newspapers across North America and enables online distribution of print advertising. In addition, the combined entity offers multiple redundant digital pathways featuring both satellite and Internet delivery.

Commenting on the merger, Scott K. Ginsburg, Chairman and CEO of DG FastChannel said, “DG FastChannel brings together two entities with significant advertising and broadcast industry knowledge and a suite of innovative service offerings and technologies. The merger creates an industry leading digital media service firm with an expanded market reach, a marquee customer base, a robust pipeline of new product offerings, and strong national network penetration. The ongoing commitment of the DG FastChannel team is to provide an excellent customer experience. Our personnel, next-generation technologies and service offerings have positioned us to achieve this goal with each client interaction.”

Reflecting the one-for-ten reverse split of DG System’s common stock effected yesterday, all outstanding shares of FastChannel common and preferred stock were exchanged for an aggregate 5,206,271 shares of DG Systems’ common stock. The total number of outstanding common shares of DG FastChannel is 12,628,211.

Mr. Ginsburg continued, “Beyond our improved market position and industry reach, the merger creates significant opportunities to extract operational and cost synergies which should allow DG FastChannel to produce higher returns than either company could generate independently. We have actively identified cost reductions across both organizations in parallel with the merger process to fulfill our goal of offering customers an advanced, cost-effective means of managing their advertising business and assets.”

Update on Operational/Cost Synergies

DG FastChannel expects to achieve approximately $6 million to $9 million in operational synergies by the end of the first full year of combined operations. The synergies are to be realized through the integration of each company’s management, personnel, operations, products and facilities and the elimination of duplicative offices, equipment and resources. Since executing the definitive merger agreement in December 2005, operating expenses at DG FastChannel have been reduced by $2 million on an annual basis, principally through personnel reductions.

The combined company anticipates greater potential for revenue growth and believes that, given the fixed cost nature of the business, the economies of scale provided through the merger will enable DG FastChannel to achieve higher operating margins (before one-time restructuring costs) than either company would achieve independently. The Company expects to record one-time restructuring costs in the second and third quarters of 2006 ending June 30, and September 30, respectively.

Board of Director Changes

Pursuant to the merger agreement, effective immediately, Lisa C. Gallagher and William Donner have been appointed to the DG Systems, Inc. Board of Directors and Cappy R. McGarr has resigned from the DG Systems’ Board. As a result, the DG FastChannel Board of Directors has been expanded to seven members five of whom are considered “independent” according to the corporate governance rules of the Nasdaq Stock Market.

Lisa C. Gallagher, formerly Chairman of the Board of Directors of FastChannel Network, is currently the Senior Vice President and Chief Operating Officer of Hawtan Leathers, a privately held manufacturer of specialty leathers for the garment industry. She previously spent over 20 years as a commercial and investment banker specializing in media transactions and Internet/Media Convergence at investment banking firms including Bank of Boston and Robertson Stephens.

Bill Donner, formerly a FastChannel Network Board member, is currently CEO of MedCommons, a Personal Health Record storage and transport company. Bill Donner’s career has focused on designing, building, financing and promoting the development of large scale online transaction processing systems for large user communities. After a obtaining a BSEE from MIT, he joined Digital Equipment Corporation and in the early 1980 he formed Precision Business Systems, a Wall St. based Systems Integrator which was sold to the Bank of America. He joined the Greenhouse Group, Reuters’ corporate venture capital arm, in 1996. In 1999, he joined Fenway Partners, a leading NY Private Equity Fund where he led the technology investment group.

About DG FastChannel

DG FastChannel provides innovative, technology-based solutions to help advertisers and agencies work faster, smarter and more competitively. DG FastChannel delivers the standard in Digital Media services to the advertising, broadcast and publishing industries. The company utilizes satellite and Internet transmission technologies and has deployed a suite of digital media intelligence and asset management tools designed specifically for the advertising industry, including creative and production resources, broadcast verification, and digital asset management. The Company has an online media distribution network used by more than 5,000 advertisers and agencies, and over 21,000 online radio, television, cable, network and print publishing destinations. For more information visit www.dgsystems.com, www.fastchannel.com or www.DGFastChannel.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company, including the expansion of its digital distribution network, and the demand among certain clients for digital audio and video delivery services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to DG Systems’

business are set forth in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 28, 2006. DG Systems assumes no obligation to publicly update or revise any forward-looking statements.

Contact:

DG Systems, Inc.

Omar Choucair, 972-581-2000

or

Jaffoni & Collins Incorporated

Joseph Jaffoni, 212-835-8500

dgit@jcir.com